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                              EMPLOYMENT AGREEMENT


         This Agreement is made as of the 27th day of June, 1996 between Microleague Multimedia, Inc., a Delaware corporation (the "Company"), and Edward Ringler (the "Employee).


                                    RECITALS

         The Company desires to employ the Employee, and the Employee desires to provide services to the Company, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       Employment.

         (a) The Company hereby employs the Employee and Employee hereby accepts such employment. During the term of Employee's employment under this Agreement (the "Employment Term") the Employee shall be an Executive Vice President for New Business and Product Development of the Company and shall perform such duties as are assigned by the CEO or President. Employee shall not be required to perform his primary duties hereunder outside of a 35 mile radius of Orange County, California, provided that Employee will respond to such requests for travel as may from to time be made of him in performance of his duties.

         (b) Employee represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which are now or in the future be assigned to Employee by the Company.

2.       Performance.

         The Employee shall devote his entire business efforts to the performance of his duties hereunder. Employee represents that Employee has significant experience in development of multimedia computer software titles for retail sale and acknowledges that the Company has hired Employee to manage development of new software titles as evidenced in Appendix A. Employee also represents that he has significant experience in successfully negotiating licensing of software titles and content for software to be developed, and acknowledges that the Company is relying on that experience and Employee's industry contacts in entering into this Agreement.



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3.       Term.

         The Employment Term shall begin on the date hereof and shall continue until June 27, 1999 unless terminated prior thereto in accordance with Sections 5 or 6.

4.       Compensation for Employment.

         (a) The basic annual rate of compensation of the Employee for his employment service to the Company during the Employment Term shall be $97,500 (such amount, as adjusted in accordance with this Section 4, is referred to herein as the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the normal payroll policies of the Company.

         (b) The Employee shall be eligible to receive a bonus in an amount equal to at least $40,000 (the "Bonus) upon the achievement of the performance milestone set forth in Exhibit A hereto.

         (c) During the Employment Term, the Company shall provide the Employee with such fringe benefits, including but not limited to medical and dental and 401K Plan contributions as are provided to other senior officers of the Company.

         (d) The Company shall reimburse Employee for all expenses reasonably incurred by Employee in performance of his duties, including but not limited to any reasonable expenses incurred in connection with office space, phone, fax lines, utility expenses, automobile and reasonable automobile expenses including car telephone, Internet/On-Line accounts, subscriptions, office supplies, air travel, hotel and car rental expenses. Employee shall be paid on the first day of each month hereunder an expense advance of $2,000, and expenditures in any month in excess of such advance shall be subject to the approval of the Company, which approval will not unreasonably be withheld.

         (e) Employee shall be granted upon inception of employment hereunder options to purchase 25,000 shares of the Common Stock of the Company exercisable at the market price of the Company's Common Stock the first day of employment hereunder. Options to purchase 25,000 shares of the Common Stock of the Company's shall vest immediately on the beginning date of the Employment Term, and options to purchase 50,000 shares of the Common Stock of the Company shall vest at the earlier of completion of products as discussed in Exhibit A, or, after four (4) full years of the beginning date of the Employment Term, or immediately upon any termination of the Employment term without Cause. Said option shall be granted pursuant to the terms of the Company's 1996 Equity Compensation Plan, shall be granted as incentive stock options under said Plan within the meaning of Section 422 of the Internal Revenue Code, and shall be subject to the terms and conditions of said Plan and the Company's standard option agreement to be executed by all employees eligible to participate.

5.       Termination Without Compensation.

         (a) Total Disability. If the Employee becomes totally disabled (as defined below), the Company may terminate the Employment Term by notice to the Employee, and as of the termination date, the Company shall have no further


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liability or obligation to the Employee hereunder except as follows: the
Employee shall receive (i) any unpaid Salary and Fringe Benefits and Bonus, if any, that have accrued through the date of termination; and (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this Section 5(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

          (b) Death. If the Employee dies, this Employment Agreement shall terminate on the date of death, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits and Bonus, if any, that have accrued through the date of termination.

         (c) Cause. The Company may terminate the Employment Term for "cause" by giving the Employee 30 days' notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits and Bonus, if any, that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Employee to (i) observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, (ii) the failure to comply fully with the lawful directives of the Board or the President, (iii) dishonesty, (iv) willful misconduct, (v) material neglect of the Company's business, (vi) conviction of a felony or other crime involving moral turpitude, (vii) misappropriation of funds or (viii) habitual insobriety. In the case of a termination for "cause," the notice of termination shall specify the basis for the Company's determination of "cause"; provided, however, the in the case of conduct described in clauses (i), (ii) and (v) above, such conduct shall constitute "cause" for the purposes of this paragraph (c) unless
(A) the CEO or President shall have given the Employee notice setting forth with specificity (i) the conduct deemed to constitute "cause," (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time (not less than 5 days) within which the Employee may take such remedial action and (B) the Employee shall not have taken such specified remedial action within such specified reasonable time.

6.       Termination With Compensation.

         The Company shall have the right to terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Company shall continue to pay to the Employee the Salary through the end of the Employment Term, unvested stock options granted pursuant to Section 4(c) hereof shall vest, and as of the termination date, the Company shall not have any further liability or obligation to the Employee. The Salary to be paid under Section 6 and the unvested options which vest hereunder are referred to herein as the "Termination Compensation." The Employee shall not be entitled to any Termination Compensation unless the Employee executes and delivers to the Company after a notice of termination a


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release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from all obligations and liabilities of any type whatsoever, except for the Company's obligations with respect to the Termination Compensation. The parties hereto acknowledge that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release. The Company's obligations under the Section 6 shall be reduced by and to the extent of any non-passive earnings from a source other than the Company that are received by or accrued for the benefit of the Employee during the remainder of the Employment Term; provided, however, that such obligations shall only be so reduced by any such earnings if the Company, upon written request from the Employee, grants a waiver of its rights under Section 6 hereunder.

7.       Agreement Not to Compete.

         (a) The Employee covenants that for the period beginning on the termination of Employee's employment hereunder, or beginning at the end of the term hereof in the event of a termination under Section 6 hereof, and ending on the first anniversary of the date of such termination of employment or employment term (the "Restricted Period"), he will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with any business or enterprise engaged directly or indirectly in competition with the business conducted by the Company at any time in the development of sports or entertainment multi-media products (the "Business"). It is recognized by the Employee and the Company that the Business is and is expected to continue to be conducted throughout the world and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenants set forth in Section 7(b) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Employee as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934.

         (b) The Employee covenants that during the Restricted Period he will not, either directly or indirectly, (i) solicit the business of any person who or which is an exclusive customer of the Company; or (ii) solicit the employment of any person who is employed by the Company on a full or part-time basis at the time of termination of Employees's employment hereunder.

         (c) The Employee recognizes and acknowledges that by reason of his employment by the Company, he has had access to Confidential Information relating to the Business. The Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information after the date hereof to any person for any reason whatsoever, unless such information (i) is in the public domain through no wrongful act of Employee, (ii) has been rightfully received from a third party without restriction and without breach of this Agreement or (iii) except as may be required by law.

         (d) The Employee acknowledges that the restrictions contained in this Sections 7 are reasonable and necessary to protect the legitimate interests of the Parent and the Company, and that any violation will result in irreparable injury to the Parent and the Company.


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         (e) The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 7, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this Section 7 should ever be indicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

         (f) The covenants set forth in this Section 7 shall be in addition to not in limitation of any similar covenants set forth in the Purchase Agreement.

8.       Inventions, Designs and Product Developments.

         All inventions, innovations, designs, ideas and product developments, developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during his employment by the Company prior to the commencement of the Employment Term and that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section 8.

9.       Confidential Information.

         (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is


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authorized to disclose, is referred to collectively as the "Company
Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company,
(ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

         (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10.      Remedies.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 7, 8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.      General.

         (a) Governing Law. The terms of this Agreement shall be governed by the laws of the State of Delaware.

         (b) Company. For purpose of Sections 7, 8, 9 and 10, the term "Company" shall be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise.

         (c) Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successors as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         (d) Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:



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                  TO EMPLOYEE:

                           Mr. Edward Ringler
                           1442 E. Lincoln Avenue
                           Orange, CA  92669

                           with a copy to:

                           Robert M. Bennett, Esq.
                           MELROSE LAW CENTER
                           316 South Melrose Drive, Suite 100
                           Vista, CA  92083-6632

                  TO THE COMPANY:

                           Microleague Multimedia, Inc.
                           750 Dawson Drive
                           Newark, DE  19713
                           Attn:  Neil B. Swartz, Chairman

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           2000 One Logan Square
                           Philadelphia, PA  19103
                           Fax:  215-963-4663
                           Attn:  Stephen M. Goodman, Esquire


         (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) Duration. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability, shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.


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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto dully executed this Agreement as of the day and year first written above.

                                      MICROLEAGUE MULTIMEDIA, INC.


                                      By:   /s/  Neil B. Swartz
                                          ----------------------------------
                                             Neil B. Swartz, Chairman

                                            /s/  Edward Ringler
                                          ----------------------------------
                                             Edward Ringler



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                                    EXHIBIT A


                          Vesting of Bonus Compensation



                                                     Bonus        Options

Satisfactory Completion of New Football Game        $10,000        15,000

Satisfactory Completion of New Basketball Game       10,000        15,000

Satisfactory Completion of New Hockey Game           10,000        15,000

Satisfactory Completion of 10 New Titles             10,000         5,000


The terms "Completion" and "New" as used within this Exhibit A shall refer to any retail or online service or product acquired by Company, or developed internally or externally for Company, which is or becomes ready for publication, distribution or sale by Company or any third party after the beginning date of the Employment Term. The term "10 New Titles" as used within this Exhibit A shall exclude for counting purposes the "New Football, Basketball, and Hockey Games" listed above but shall include any derivatives or conversions of them or any other "New" retail or online service or product.